                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                                SOFTWORKS, INC.
                                       TO

                              EAGLE MERGER CORP.,
                          A WHOLLY OWNED SUBSIDIARY OF

                                EMC CORPORATION
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $0.001 per share (the "Shares"), of Softworks, Inc., a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                      STATE STREET BANK AND TRUST COMPANY

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
              By Mail:                              By Hand:                        By Overnight Courier:
 State Street Bank and Trust Company     Securities Transfer & Reporting     State Street Bank and Trust Company
            c/o EquiServe                        Services, Inc.                         c/o EquiServe
       Attn: Corporate Actions                    c/o EquiServe                    Attn: Corporate Actions
            P.O. Box 9573                 100 Williams Street Galleria               40 Campanelli Drive
     Boston, Massachusetts 02205            New York, New York 10038           Braintree, Massachusetts 02184
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                           By Facsimile Transmission
                                 (781) 575-4826

                          For Confirmation Telephone:
                                 (781) 575-4816

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:
     The undersigned hereby tenders to Eagle Merger Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of EMC Corporation, a Massachusetts corporation, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase dated December 23, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $0.001 per share (the "Shares"), of Softworks, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

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    Number of Shares:------------------------------------

    Certificate Nos. (if available):

    --------------------------------------------------------

    --------------------------------------------------------

    Check box if shares will be tendered by book-entry transfer: [ ]

    Account Number:-------------------------------------

    Dated:-------------------------------------------------
----------------------------------------------------------------
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
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    Name(s) of Record Holder(s):

    --------------------------------------------------------

    --------------------------------------------------------
    (PLEASE PRINT)

    Address(es)------------------------------------------
    --------------------------------------------------------
    --------------------------------------------------------
    (ZIP CODE)

    Area Code and Tel. No.:

    --------------------------------------------------------

    --------------------------------------------------------

    Signature(s):------------------------------------------

    --------------------------------------------------------
----------------------------------------------------------------
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                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)
     The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three trading days (as defined in the Offer to Purchase) after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

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Name of Firm:----------------------------------------     --------------------------------------------------------
Address:-----------------------------------------------   AUTHORIZED SIGNATURE
--------------------------------------------------------  Name:-------------------------------------------------
(ZIP CODE)                                                PLEASE PRINT
--------------------------------------------------------  Title:
                                                          ---------------------------------------------------
                                                          Dated:--------------------------------------------------
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NOTE:  DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD
       BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.